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                                                                   Exhibit 3.6


                                                                          [SEAL]

                            ARTICLES OF INCORPORATION

                                       OF

                        WILLIAMS BROS. CONSTRUCTION, INC.

     The undersigned, being over the age of eighteen (18), acting as incorporator of a Corporation under the Washington Business Corporation Act hereby adopts, in duplicate, the following Articles of Incorporation for such Corporation.

                                    ARTICLE I
                               NAME OF CORPORATION

     The name of the Corporation shall be:

                        WILLIAMS BROS. CONSTRUCTION, INC.

                                   ARTICLE II
                             DURATION OF CORPORATION

     The period of duration of the Corporation shall be perpetual.

                                   ARTICLE III
                               CORPORATE PURPOSES

     The purpose or purposes for which the Corporation is organized are:

     SECTION 1.

          a. To carry on a general excavation, construction and contracting business, and to that end to lease, own, purchase, operate, sell, dispose of and utilize the vehicles and equipment associated therewith, and the doing of any and all other business and contracting incidental thereto, or connected therewith;

          b. To engage in the excavation, mining, processing, sales and use of rock, gravel and aggregate and the products and by-products thereof and to that end to purchase, lease or otherwise acquire real and personal property incidental thereto, or connected therewith, and the doing of any and all other business and contracting incidental thereto, or connected therewith;

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          c. To purchase, own, hold and sell real property, improved and unimproved, or any interest therein or easement thereon;

          d. To engage in the business or purchasing, selling and distributing, at wholesale or retail, construction and excavation equipment and accessories, parts and supplies therefor;

     SECTION 2.

          In general, to carry on any lawful business whatsoever in connection with the foregoing which is calculated, directly or indirectly, to promote the interests of the Corporation or to enhance the value of its properties.

     SECTION 3.

          To engage in and carry on any lawful business or trade, regardless of whether or not said business or trade is directly or indirectly related to the business referred to in subsection 1 of this Article and to exercise all powers granted to a corporation formed under the Montana Business Corporation Act, including any amendments thereto or successor statute that may hereinafter be enacted.

                                   ARTICLE IV
                                 CAPITALIZATION

     The aggregate number of shares which the Corporation shall have the authority to issue is 50,000 shares of common stock having no par value. There shall be no other class or shares of stock in the Corporation. The Corporation shall have the right to purchase, take, receive or otherwise acquire, hold, own, pledge, transfer and dispose of its own shares, to the extent of both its unrestricted and unreserved capital surplus.

                                    ARTICLE V
                               GENERAL PROVISIONS

SECTION 1.

     The Board of Directors shall have full power to adopt, alter, amend, or repeal the Bylaws or adopt new Bylaws. Nothing herein shall deny the concurrent power of the shareholders to adopt, alter, amend, or repeal the Bylaws.

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SECTION 2.

     The Corporation reserves the right to amend, alter, change, or repeal any provisions contained in its Articles of Incorporation in any manner now or hereafter prescribed or permitted by statute. All rights of shareholders of the Corporation are granted subject to this reservation.

SECTION 3.

     The Corporation may enter into contracts and otherwise transact business as vendor, purchaser, or otherwise, with its Directors, officers, and shareholders and with Corporations, associations, firms, and entities in which they are or may be or become interested as Directors, officers, shareholders, members, or otherwise, as freely as though such adverse interests did not exist, even though the vote, action, or presence of such Director, officer, or shareholder may be necessary to obligate the Corporation upon such contracts or transactions; and in the absence of fraud, no such contract or transaction shall be avoided and no such Director, officer, or shareholder shall be held liable to account to the Corporation, by reason of such adverse interests or by reason of any fiduciary relationship to the corporation arising out of such office or stock ownership, for any profit or benefit realized by him through any such contract or transaction; provided that in the case of Directors and officers of the Corporation (but not in the case of shareholders who are not Directors or officers), the nature of the interest of such Director or officer, though not necessarily the details or extent thereof, be disclosed or known to the Board of Directors of the Corporation, at the meeting thereof at which such contract or transaction is authorized or confirmed. A general notice that a Director or officer of the Corporation is interested in any Corporation, association, firm, or entity shall be sufficient disclosure as to such Director or officer with respect to all contracts and transactions with that Corporation, association, firm, or entity.

                                   ARTICLE VI
                          REGISTERED OFFICE AND ADDRESS

     The address of the initial registered office of the Corporation is E. 3810 Boone Avenue, Spokane, WA 99202, and the name of its initial registered agent at such address is John D. Williams.

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                                   ARTICLE VII
                               BOARD OF DIRECTORS

     The number, qualifications, terms of office, manner of election, time and place of meetings, and powers and duties of the Directors shall be prescribed in the Bylaws, but the number of first Directors shall be three (3), and they shall serve until the first annual meeting of shareholders or until their successors are elected and qualified; the names and post office addresses of the first Directors are as follows:

     NAME                                       ADDRESS

John D. Williams                                E. 3810 Boone
                                                Spokane, WA 99202

Robert G. Williams                              E. 3810 Boone
                                                Spokane, WA 99202

Gerald R. Williams                              E. 3810 Boone
                                                Spokane, WA 99202


                                  ARTICLE VIII
                                  INCORPORATORS

     The name and address of the incorporators are:

     NAME                                       ADDRESS

John D. Williams                                E. 3810 Boone
                                                Spokane, WA 99202

Robert G. Williams                              E. 3810 Boone
                                                Spokane, WA 99202

Gerald R. Williams                              E. 3810 Boone
                                                Spokane, WA 99202

     Executed in duplicate this 30th day of April, 1992.

/s/ Gerald R. Williams                        /s/ John D. Williams
---------------------------------             -------------------------------
GERALD R. WILLIAMS - INCORPORATOR             JOHN D. WILLIAMS - INCORPORATOR


                                              /s/ Robert G. Williams
                                              ---------------------------------
                                              ROBERT G. WILLIAMS - INCORPORATOR

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                      CONSENT TO SERVE AS REGISTERED AGENT

     I, John D. Williams, hereby consent to serve as Registered Agent, in the State of Washington, for Williams Bros. Construction, Inc. I understand that, as agent for the corporation, it will be my responsibility to receive process in the name of the corporation; to forward all mail in the event of my resignation, or of any changes in the registered office address of the corporation for which I am agent.


DATED: April 30, 1992                         /s/ John D. Williams
                                              -----------------------------
                                              John D. Williams
                                              E. 3810 Boone Avenue
                                              Spokane, WA  99202